Exhibit 99.1

ALBUQUERQUE, N.M.
February 27, 2026

TXNM Energy Reports 2025 Results, Transaction and Regulatory Updates

•2025 GAAP earnings of $1.48 per diluted share
•2025 Ongoing earnings per share of $2.33
•Proposed transaction with Blackstone Infrastructure is progressing through the regulatory approval process

TXNM Energy (In millions, except EPS)

	2025	2024
GAAP net earnings attributable to TXNM Energy	$151.4	$242.2
GAAP diluted EPS	$1.48	$2.67
Ongoing net earnings	$238.9	$247.8
Ongoing diluted EPS	$2.33	$2.74

TXNM Energy (NYSE: TXNM) today reported 2025 earnings results. As previously announced, TXNM Energy does not plan to issue 2026 earnings guidance during pendency of the proposed transaction with Blackstone Infrastructure.

"PNM and TNMP continue to grow and we remain focused on meeting our customer needs across New Mexico and Texas, with TNMP supporting a 28% increase in system peak demand and PNM delivering 80% carbon free energy in 2025,” said Don Tarry, President and CEO of TXNM Energy. “Our proposed transaction with Blackstone Infrastructure will provide the necessary capital to support this growth and New Mexico's transition to clean energy. We look forward to bringing the benefits of this transaction to our customers and communities."

TRANSACTION UPDATE
On May 19, 2025, TXNM Energy announced an agreement under which affiliates of Blackstone Infrastructure will acquire the outstanding common stock of TXNM Energy for $61.25 per share.

Shareholders approved the proposed transaction on August 28, 2025. In February 2026, approval was received from the Federal Energy Regulatory Commission and the Public Utility Commission of Texas ("PUCT") approved a unanimous settlement agreement on the proposed transaction. Clearance has been received from the Federal Communications Commission and the waiting period under the Hart-Scott-Rodino Act has expired without any objections or concerns having been raised. Approvals continue to be pursued from the Nuclear Regulatory Commission and New Mexico Public Regulation Commission ("NMPRC").

TXNM Energy continues to anticipate that the closing of the acquisition will occur in the second half of 2026, subject to the satisfaction or waiver of the remaining customary closing conditions, including among other things, receipt of other required state and federal regulatory approvals.

REGULATORY UPDATE
On November 14, 2025, Texas New Mexico Power ("TNMP") filed a general rate proceeding with the PUCT requesting recovery of $2.8 billion of rate base as of June 30, 2025, a requested return on equity of 10.4%, and a 47.54% equity ratio. The TNMP base rate review also includes increases in operations and maintenance expenses that are not recovered through semi-annual Transmission Cost of Service ("TCOS") and Distribution Cost Recovery Factor ("DCRF") filings, excludes increases in interest expense resulting from refinancing of debt associated with the proposed Blackstone Infrastructure transaction, and requests recovery of $20.5 million associated with Hurricane Beryl restoration costs over a five-year period. If approved by the PUCT, the new rates are expected to become effective in mid-2026.

On December 29, 2025, Public Service Company of New Mexico ("PNM") filed an application with the NMPRC for approval of two economic development projects related to New Mexico Senate Bill 170 at an estimated cost of $165.5 million. Senate Bill 170 allows a utility to defer costs of economic development projects that serve sites certified by the New Mexico Economic Development Department.

On February 25, 2026, PNM filed an application with the NMPRC for approval of a Certificate of Convenience and Necessity for a new 345 kV transmission line, existing station expansions, and a new substation at an estimated cost of $247 million. This project aims to enhance reliability and resilience in the Albuquerque area, facilitate the integration of renewable energy, and support economic development.

In the fourth quarter of 2025, PNM initiated its 2026 Integrated Resource Plan ("IRP") process which will cover the 20-year planning period from 2026 through 2046. Consistent with historical practice, PNM is receiving public input from interested parties as part of this process. PNM expects to file its 2026 IRP with the NMPRC on or before September 1, 2026.

TNMP’s second DCRF filing for 2025 was approved and implemented in the fourth quarter, providing recovery for $19 million of rate base.

SEGMENT REPORTING OF 2025 EARNINGS

•PNM – a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.

•TNMP – an electric transmission and distribution utility in Texas.

•Corporate and Other – reflects the TXNM Energy holding company and other subsidiaries.

EPS Results by Segment

	GAAP Diluted EPS		Ongoing Diluted EPS
	2025	2024	2025	2024
PNM	$0.85	$2.12	$1.35	$2.16
TNMP	$1.21	$1.14	$1.42	$1.15
Corporate and Other	($0.58)	($0.59)	($0.44)	($0.57)

Consolidated TXNM Energy	$1.48	$2.67	$2.33	$2.74

Net changes to earnings in 2025 compared to 2024 include:

•PNM: Rate relief from the implementation of the first phase of the approved 2025 Rate Request, higher retail load and transmission revenues, and higher realized gains on investment securities were more than offset by lower weather-related usage, increased O&M, higher depreciation, property tax and interest expense associated with new capital investments and increased demand charges from energy storage agreements added in late 2024.

•TNMP: Rate recovery through the DCRF and TCOS rate mechanisms, revenues recorded under Texas House Bill 5247 and higher retail load were partially offset by higher depreciation, property tax and interest expense associated with new capital investments.

•Corporate and Other: Lower interest expense due to lower debt balances increased earnings.

GAAP and ongoing earnings per share were reduced in 2025 by shares issued as part of 2024 forward sales agreements of $150 million, as well as shares issued in June and August 2025 for proceeds of $800 million.

In addition, GAAP earnings in 2025 included $3.4 million of net unrealized losses on investment securities compared to $2.7 million of net unrealized gains in 2024. GAAP earnings in 2025 also included a $58.8 million pension settlement charge related to a previously disposed of gas distribution business and $43.1 million of costs related to the planned transaction. GAAP earnings in 2024 included $9.2 million of regulatory disallowances.

Background:
TXNM Energy (NYSE: TXNM), an energy holding company based in Albuquerque, New Mexico, delivers energy to more than 800,000 homes and businesses across Texas and New Mexico through its regulated utilities, TNMP and PNM. For more information, visit the company's website at www.TXNMEnergy.com.

CONTACTS:
Analysts Media
Lisa Goodman Corporate Communications
(505) 241-2160 (505) 241-2743

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release for TXNM Energy, PNM, or TNMP (collectively, the “Company”) that relate to future events or expectations, projections, estimates, intentions, goals, targets, and strategies, including the unaudited financial results, earnings guidance, statements regarding the potential transaction between TXNM Energy and Blackstone Infrastructure, including any statements regarding the expected timetable for completing the potential transaction, the ability to complete the potential transaction and the expected benefits of the potential transaction, rate proceeding outcomes, anticipated benefits of the new transmission line project, and the expected timing of the IRP filing, are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates and apply only as of the date of this report. TXNM, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, TXNM, PNM, and TNMP caution readers not to place undue reliance on these statements. TXNM's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K, Form 10-Q filings and the information included in the Company’s Form 8-K's with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein and the risks and uncertainties related to the proposed transaction with Blackstone Infrastructure, including, but not limited to: the expected timing and likelihood of completion of the pending transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending transaction that could reduce anticipated benefits or cause the parties to abandon the transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement, including in circumstances requiring TXNM Energy to pay a termination fee, the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all, the outcome of legal proceedings that may be instituted against TXNM Energy, its directors and others related to the proposed transaction, risks related to disruption of management time from ongoing business operations due to the proposed transaction, the risk that the proposed transaction and its announcement could have an adverse effect on the ability of TXNM Energy to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally, the amount of costs, fees, charges or expenses resulting from the proposed transaction, and the risk that the price of TXNM Energy’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed. Other unpredictable or unknown factors not discussed in this communication could also have material adverse effects on forward-looking statements.

Non-GAAP Financial Measures
GAAP refers to generally accepted accounting principles in the U.S. Ongoing earnings is a non-GAAP financial measure that excludes the impact of net unrealized mark-to-market gains and losses on economic hedges, the net change in unrealized gains and losses on investment securities, pension expense related to previously disposed of gas distribution business, and certain non-recurring, infrequent, and other items that are not indicative of fundamental changes in the earnings capacity of the Company's operations. The Company uses ongoing earnings and ongoing earnings per diluted share to evaluate the operations of the Company and to establish goals, including those used for certain aspects of incentive compensation, for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with GAAP. The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Since the future differences between GAAP and ongoing earnings are frequently outside the control of the Company, management is generally not able to estimate the impact of the reconciling items between forecasted GAAP net earnings and ongoing earnings guidance, nor their probable impact on GAAP net earnings without unreasonable effort, therefore, management is generally not able to provide a corresponding GAAP equivalent for ongoing earnings guidance. Reconciliations between GAAP and ongoing earnings are contained in schedules 1-4.

TXNM Energy, Inc. and Subsidiaries
Schedule 1
Reconciliation of GAAP to Ongoing Earnings

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Quarter Ended December 31, 2025
GAAP Net Earnings (Loss) Attributable to TXNM:	$(40,659)	$39,909	$(9,097)	$(9,847)
Adjusting items before income tax effects
Net change in unrealized (gains) losses on investment securities2a	9,757	—	—	9,757
Regulatory settlements2b	—	3,500	—	3,500
Pension expense and settlement charge related to previously disposed of gas distribution business2c	59,552	—	—	59,552
Process improvement initiatives2e	363	—	1	364
Merger related costs2f	676	6,038	1,295	8,009
Total adjustments before income tax effects	70,348	9,538	1,296	81,182
Income tax impact of above adjustments[1]	(17,868)	(2,003)	(329)	(20,200)
Income tax valuation allowance[3]	193	—	1,270	1,463
Timing of statutory and effective tax rates on non-recurring items[4]	1,349	(15)	(460)	874
Total income tax impacts[3]	(16,326)	(2,018)	481	(17,863)
Adjusting items, net of income taxes	54,022	7,520	1,777	63,319
Ongoing Earnings (Loss)	$13,363	$47,429	$(7,320)	$53,472

Year Ended December 31, 2025
GAAP Net Earnings (Loss) Attributable to TXNM:	$87,077	$124,290	$(60,005)	$151,362
Adjusting items before income tax effects
Net change in unrealized (gains) losses on investment securities2a	3,435	—	—	3,435
Regulatory settlements2b	1,500	3,500	—	5,000
Pension expense and settlement charge related to previously disposed of gas distribution business2c	61,904	—	—	61,904
Regulatory disallowances2d	(731)	—	—	(731)
Process improvement initiatives2e	955	—	157	1,112
Merger related costs2f	1,602	23,141	18,388	43,131
Total adjustments before income tax effects	68,665	26,641	18,545	113,851
Income tax impact of above adjustments[1]	(17,440)	(5,595)	(4,711)	(27,746)
Income tax valuation allowance[3]	193	—	1,270	1,463
Total income tax impacts[3]	(17,247)	(5,595)	(3,441)	(26,283)
Adjusting items, net of income taxes	51,418	21,046	15,104	87,568
Ongoing Earnings (Loss)	$138,495	$145,336	$(44,901)	$238,930

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Consolidated Statement of Earnings as follows:
[a] Changes in "Gains (losses) on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Increases in "Administrative and general"
[c] Increases in "Other (deductions)"
[d] Decreases in "Regulatory disallowances"
[e] Increases in "Energy production costs" of zero and $0.2 million, in "Transmission and distribution costs" of less than $0.1 million and $0.1 million, and in "Administrative and general" of $0.4 million and $0.6 million for the three and twelve months ended December 31, 2025 at PNM and increase of zero and $0.2 million in "Administrative and general" at Corporate and Other for the three and twelve months ended December 31, 2025

[f] Increases in "Administrative and general" of $0.7 million and $1.6 million at PNM for the three and twelve months ended December 31, 2025; Increases in "Administrative and general" of $2.3 million and $3.2 million and increases in "Interest charges" of $3.7 million and $20.0 million at TNMP for the three and twelve months ended December 31, 2025; Increases in "Administrative and general" at Corporate and Other of $1.2 million and $18.1 million for the three and twelve months ended December 31, 2025

[3] Increases (decreases) in "Income Taxes"
[4] Income tax timing impacts resulting from differences between the statutory rates of 25.4% for PNM, 21.0% for TNMP and the average expected statutory tax rate of 22.6% for TXNM, and the GAAP anticipated effective tax rates of 7.5% for PNM, 20.4% for TNMP, and 10.8% for TXNM, which have reversed by year end

TXNM Energy, Inc. and Subsidiaries
Schedule 2
Reconciliation of GAAP to Ongoing Earnings

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Quarter Ended December 31, 2024
GAAP Net Earnings (Loss) Attributable to TXNM:	$10,311	$23,325	$(17,922)	$15,714
Adjusting items before income tax effects
Net change in unrealized (gains) losses on investment securities2a	13,486	—	—	13,486
Regulatory disallowances2b	(1,621)	—	—	(1,621)
FERC refunds2c	(4,037)	—	—	(4,037)
Pension expense related to previously disposed of gas distribution business2d	433	—	—	433
Process improvement initiatives2e	523	1,046	2,137	3,706
Merger related costs2f	40	13	860	913
Total adjustments before income tax effects	8,824	1,059	2,997	12,880
Income tax impact of above adjustments[1]	(2,241)	(222)	(761)	(3,224)
Income tax valuation allowance[3]	—	—	1,346	1,346
Income tax impact of non-deductible merger related costs[3]	289	179	—	468
Total income tax impacts[5]	(1,952)	(43)	585	(1,410)
Adjusting items, net of income taxes	6,872	1,016	3,582	11,470
Ongoing Earnings (Loss)	$17,183	$24,341	$(14,340)	$27,184

Year Ended December 31, 2024
GAAP Net Earnings (Loss) Attributable to TXNM:	$191,684	$103,528	$(53,058)	$242,154
Adjusting items before income tax effects
Net change in unrealized (gains) losses on investment securities2a	(2,718)	—	—	(2,718)
Regulatory disallowances2b	9,226	—	—	9,226
FERC refunds2c	(4,037)	—	—	(4,037)
Pension expense related to previously disposed of gas distribution business2d	1,732	—	—	1,732
Process improvement initiatives2e	523	1,046	2,137	3,706
Merger related costs2f	174	(8)	2,988	3,154
Sale of NMRD[4]	—	—	15,097	15,097
Total adjustments before income tax effects	4,900	1,038	20,222	26,160
Income tax impacts of above adjustments[1]	(1,244)	(218)	(5,135)	(6,597)
Sale of NMRD[4]	—	—	(15,712)	(15,712)
Income tax valuation allowance[3]	—	—	1,346	1,346
Income tax impact of non-deductible merger related costs[3]	289	179	—	468
Total income tax impacts[5]	(955)	(39)	(19,501)	(20,495)
Adjusting items, net of income taxes	3,945	999	721	5,665
Ongoing Earnings (Loss)	$195,629	$104,527	$(52,337)	$247,819

[1] Tax effects calculated using a tax rate of 21.0% for TNMP and 25.4% for other segments
[2] The pre-tax impacts (in thousands) of adjusting items are reflected on the GAAP Consolidated Statement of Earnings as follows:
[a] Changes in "Gains (losses) on investment securities" reflecting non-cash performance relative to market, not indicative of funding requirements
[b] Decreases in "Regulatory disallowances" of $1.6 million for the three months ended December 31, 2024, increases in "Regulatory disallowances" of $9.0 million for the twelve months ended December 31, 2024, and decreases in "Electric Operating Revenues" of $0.2 million for the twelve months ended December 31, 2024

[c] Decreases in "Cost of energy" of $3.8 million and increases in "Interest income" of $0.2 million for the three and twelve months ended December 31, 2024
[d] Increases in "Other (deductions)"
[e] Increases in "Administrative and general" of $5.0 million for the three and twelve months ended December 31, 2024 and decreases in "Energy production costs" of $1.3 million for the three and twelve months ended December 31, 2024

[f] Increases in "Administrative and general"
[3] Increases (decreases) in "Income Taxes"
[4] Net gain of $4.4 million on the sale of NMRD: Increase in "Other (deductions)" of $15.1 million, decrease in "Income Taxes (Benefits)" of $3.8 million for federal income tax and a decrease in "Income Taxes (Benefits)" of $15.7 million for investment tax credits

[5] Income tax impacts reflected in "Income Taxes"

TXNM Energy, Inc. and Subsidiaries
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Quarter Ended December 31, 2025
GAAP Net Earnings (Loss) Attributable to TXNM:	$(0.36)	$0.36	$(0.08)	$(0.08)
Adjusting items, net of income tax effects
Net change in unrealized (gains) losses on investment securities	0.07	—	—	0.07
Regulatory settlements	—	0.02	—	0.02
Pension expense and settlement charge related to previously disposed of gas distribution business	0.40	—	—	0.40
Income tax valuation allowance	—	—	0.01	0.01
Merger related costs	—	0.04	0.01	0.05
Timing of statutory and effective tax rates on non-recurring items	0.01	—	—	0.01
Total Adjustments	0.48	0.06	0.02	0.56
Ongoing Earnings (Loss)	$0.12	$0.42	$(0.06)	$0.48
Average Diluted Shares Outstanding: 112,357,639

Year Ended December 31, 2025
GAAP Net Earnings (Loss) Attributable to TXNM:	$0.85	$1.21	$(0.58)	$1.48
Adjusting items, net of income tax effects
Net change in unrealized (gains) losses on investment securities	0.03	—	—	0.03
Regulatory settlements	0.01	0.03	—	0.04
Regulatory disallowances	(0.01)	—	—	(0.01)
Pension expense and settlement charge related to previously disposed of gas distribution business	0.45	—	—	0.45
Process improvement initiatives	0.01	—	—	0.01
Income tax valuation allowance	—	—	0.01	0.01
Merger related costs	0.01	0.18	0.13	0.32
Total Adjustments	0.50	0.21	0.14	0.85
Ongoing Earnings (Loss)	$1.35	$1.42	$(0.44)	$2.33
Average Diluted Shares Outstanding: 102,392,046

TXNM Energy, Inc. and Subsidiaries
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Quarter Ended December 31, 2024
GAAP Net Earnings (Loss) Attributable to TXNM:	$0.11	$0.26	$(0.20)	$0.17
Adjusting items, net of income tax effects
Net change in unrealized (gains) losses on investment securities	0.12	—	—	0.12
Regulatory disallowances	(0.01)	—	—	(0.01)
FERC refunds	(0.03)	—	—	(0.03)
Process improvement initiatives	—	0.01	0.02	0.03
Income tax valuation allowance	—	—	0.01	0.01
Merger related costs	—	—	0.01	0.01
Total Adjustments	0.08	0.01	0.04	0.13
Ongoing Earnings (Loss)	$0.19	$0.27	$(0.16)	$0.30
Average Diluted Shares Outstanding: 90,998,879

Year Ended December 31, 2024
GAAP Net Earnings (Loss) Attributable to TXNM:	$2.12	$1.14	$(0.59)	$2.67
Adjusting items, net of income tax effects
Net change in unrealized (gains) losses on investment securities	(0.02)	—	—	(0.02)
Regulatory disallowances	0.08	—	—	0.08
FERC refunds	(0.03)	—	—	(0.03)
Pension expense related to previously disposed of gas distribution business	0.01	—	—	0.01
Process improvement initiatives	—	0.01	0.02	0.03
Income tax valuation allowance	—	—	0.02	0.02
Merger related costs	—	—	0.03	0.03
Sale of NMRD	—	—	(0.05)	(0.05)
Total Adjustments	0.04	0.01	0.02	0.07
Ongoing Earnings (Loss)	$2.16	$1.15	$(0.57)	$2.74
Average Diluted Shares Outstanding: 90,590,573

TXNM Energy, Inc. and Subsidiaries
Schedule 5
Consolidated Statements of Earnings

	Year Ended December 31,
	2025	2024	2023
	(In thousands, except per share amounts)
Electric Operating Revenues	$2,165,606	$1,971,199	$1,939,198
Operating Expenses:
Cost of energy	716,005	583,984	802,261
Administrative and general	274,453	247,116	227,900
Energy production costs	98,371	93,748	91,610
Regulatory disallowances	(731)	8,980	71,923
Depreciation and amortization	425,641	384,925	319,503
Transmission and distribution costs	100,794	98,380	98,721
Taxes other than income taxes	109,894	100,580	95,940
Total operating expenses	1,724,427	1,517,713	1,707,858
Operating income	441,179	453,486	231,340
Other Income and Deductions:
Interest income	20,065	23,537	21,963
Gains on investment securities	34,750	26,851	19,246
Other income	29,087	28,621	24,204
Other (deductions)	(73,546)	(24,189)	(15,869)
Net other income and (deductions)	10,356	54,820	49,544
Interest Charges	271,522	228,066	190,355
Earnings before Income Taxes	180,013	280,240	90,529
Income Taxes (Benefits)	10,187	21,518	(16,350)
Net Earnings	169,826	258,722	106,879
(Earnings) Attributable to Valencia Non-controlling Interest	(17,936)	(16,040)	(18,533)
Preferred Stock Dividend Requirements of Subsidiary	(528)	(528)	(528)
Net Earnings Attributable to TXNM	$151,362	$242,154	$87,818
Net Earnings Attributable to TXNM per Common Share:
Basic	$1.49	$2.67	$1.02
Diluted	$1.48	$2.67	$1.02